American Funds Emerging Markets Bond Fund

December 31, 2016

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)	Total Return of Capital (000's omitted)	Total Dividends paid (000's omitted)
Class A	$1,962	$97	$2,059
Class B*	$-	$-	$-
Class C	$5	$1	$6
Class F-1	$6	$1	$7
Class F-2	$32	$9	$41
Total	$2,005	$108	$2,113
Class 529-A	$7	$1	$8
Class 529-B*	$-	$-	$-
Class 529-C*	$1	$-	$1
Class 529-E*	$1	$-	$1
Class 529-F-1*	$1	$-	$1
Class R-1*	$1	$-	$1
Class R-2	$5	$1	$6
Class R-2E*	$1	$-	$1
Class R-3*	$1	$-	$1
Class R-4*	$1	$-	$1
Class R-5*	$1	$-	$1
Class R-5E*	$1	$-	$1
Class R-6*	$1	$-	$1
Total	$22	$2	$24

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.3709
Class B	$0.2357
Class C	$0.1996
Class F-1	$0.2215
Class F-2	$0.2274
Class 529-A	$0.2201
Class 529-B	$0.2276
Class 529-C	$0.2091
Class 529-E	$0.2187
Class 529-F-1	$0.2294
Class R-1	$0.2310
Class R-2	$0.2087
Class R-2E	$0.2310
Class R-3	$0.2265
Class R-4	$0.2315
Class R-5E	$0.2314
Class R-5	$0.2320
Class R-6	$0.2302

Item 73 C
Other Distributions
Share Class	Dividends from Return of Capital
Class A	$0.0200
Class B	$0.0100
Class C	$0.0100
Class F-1	$0.0100
Class F-2	$0.0100
Class 529-A	$0.0100
Class 529-B	$0.0100
Class 529-C	$0.0100
Class 529-E	$0.0100
Class 529-F-1	$0.0100
Class R-1	$0.0100
Class R-2	$0.0100
Class R-2E	$0.0100
Class R-3	$0.0100
Class R-4	$0.0100
Class R-5E	$0.0100
Class R-5	$0.0100
Class R-6	$0.0100

Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	5,924
Class B	1
Class C	72
Class F-1	113
Class F-2	796
Total	6,906
Class 529-A	70
Class 529-B	1
Class 529-C	18
Class 529-E	10
Class 529-F-1	11
Class R-1	8
Class R-2	31
Class R-2E	2
Class R-3	4
Class R-4	2
Class R-5	2
Class R-5E	2
Class R-6	3
Total	164

Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$9.77
Class B	$9.77
Class C	$9.77
Class F-1	$9.77
Class F-2	$9.77
Class 529-A	$9.77
Class 529-B	$9.77
Class 529-C	$9.77
Class 529-E	$9.77
Class 529-F-1	$9.77
Class R-1	$9.77
Class R-2	$9.77
Class R-2E	$9.77
Class R-3	$9.77
Class R-4	$9.77
Class R-5E	$9.77
Class R-5	$9.77
Class R-6	$9.77
* Amount less than one thousand